Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 10, 2014, with respect to the consolidated financial statements and schedule for the year ended December 31, 2013 included in the Annual Report of American Realty Capital – Retail Centers of America, Inc. on Form 10-K for the year ended December 31, 2015.  We hereby consent to the incorporation by reference of said report in the Registration Statement of American Realty Capital – Retail Centers of America, Inc. on Form S-3D (File No. 333-198864).

/s/ GRANT THORNTON LLP

New York, New York
March 11, 2016